Exhibit 32.2
Certification of Periodic Report
     Pursuant to §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officer of Renaissance Learning, Inc. (the “Company”), hereby certifies that, to the undersigned’s knowledge:
(1)	the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2005
/s/ Mary T. Minch

Name: Mary T. Minch Title: Vice President-Finance, Chief Financial Officer and Secretary
THIS WRITTEN STATEMENT ACCOMPANIES THIS REPORT PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 AND SHALL NOT BE DEEMED TO BE FILED BY THE COMPANY FOR PURPOSES OF THE SECURITIES EXCHANGE ACT OF 1934.